                                                                     Exhibit 1.2

                                630,000 Shares

                         LASALLE RE HOLDINGS LIMITED

                                Common Shares


                     INTERNATIONAL UNDERWRITING AGREEMENT
                       ------------------------------------


                                                        November   , 1996


SMITH BARNEY INC.
LAZARD CAPITAL MARKETS
MORGAN STANLEY & CO. INTERNATIONAL LIMITED

     As Lead Managers for the Several Managers

c/o SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:

          The persons named in Part A of Schedule I hereto (the "Selling Shareholders") propose to sell an aggregate of 630,000 common shares, par value $1.00 per share (the "Shares"), of LaSalle Re Holdings Limited, a Bermuda corporation (the "Company"), to the several Underwriters named in Schedule II hereto (the "Managers") for whom Smith Barney Inc., Lazard Capital Markets, and Morgan Stanley & Co. International Limited are acting as representatives (the "Lead Managers"). The Company's common shares, par value $1.00 per share, including the Shares and the U.S. Shares (as defined herein) as applicable, are sometimes referred to herein as the "Common Shares." References herein to "LaSalle Re" are to LaSalle Re Limited, a Bermuda corporation and a subsidiary of the Company.

          It is understood that the Company and the Selling Shareholders are concurrently entering into a U.S. Underwriting Agreement, dated the date hereof (the "U.S. Underwriting Agreement"), providing for the sale of 2,520,000 Common Shares (the "Firm U.S. Shares"), all of which will be sold by the Selling Shareholders (plus an option granted by the Selling Shareholders to purchase up to an additional 472,500 Common Shares (the "Additional U.S. Shares") solely for the purpose of covering over-allotments) through arrangements in the United States and Canada with Smith Barney Inc., Lazard Freres & Co. LLC, and Morgan Stanley & Co. Incorporated (the "U.S. Underwriters"). All Common Shares proposed to be offered to the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, including the Firm U.S. Shares and the Additional U.S. Shares, are herein called the "U.S. Shares"; the U.S. Shares and the Shares, collectively, are herein called the "Underwritten Shares."

          The Company and the Selling Shareholders also understand that the Lead Managers and the U.S. Underwriters have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the Managers and the U.S. Underwriters and that, pursuant thereto and subject to the conditions set forth therein, the Managers may purchase from U.S. Underwriters a portion of the U.S. Shares or sell to the U.S. Underwriters a portion of the Shares. The Company and the Selling Shareholders understand that any such purchases and sales between the Managers and the U.S. Underwriters shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the U.S. Underwriting Agreement.

          The Company and the Selling Shareholders wish to confirm as follows their respective agreements with you and the other several Managers on whose behalf you are acting, in connection with the several purchases of the Shares by the Managers.

     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder, a registration statement on Form S-1, including prospectuses subject to completion, relating to the Underwritten Shares. The term "Registration Statement" as used in

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

this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment. The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses. If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the U.S. Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (as defined herein) (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the Shares which are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable; "U.S. or

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

Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

     2. Agreements to Sell and Purchase. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, each Selling Shareholder, severally and not jointly, agrees to sell to each Manager and each Manager agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $[____] per share (the "purchase price per share"), the number of Shares that bears the same proportion to the number of Shares set forth opposite the name of such Selling Shareholder in Schedule I hereto as the number of Shares set forth opposite the name of such Manager in Schedule II hereto (or such number of Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Shares to be sold by the Selling Shareholders.

          Certificates in transferable form for the Shares that each of the Selling Shareholders agrees to sell pursuant to this Agreement have been placed in custody with First Chicago Trust Company of New York (the "Custodian") for delivery under this Agreement pursuant to a Selling Shareholder's Custody Agreement (the "Custody Agreement") and a Selling Shareholder's Irrevocable Power of Attorney (the "Power of Attorney") executed by each of the Selling Shareholders appointing Victor H. Blake, Andrew Cook and Steven Given as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Shareholder agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Managers, the Company and each other Selling Shareholder, (ii) the arrangements made by the Selling Shareholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and
(iii) the obligations of the Selling Shareholders hereunder and under the Custody Agreement and Power of Attorney shall not be terminated by any act of such Selling Shareholder or by operation of law, whether by the death, incapacity, dissolution or liquidation of any Selling Shareholder or the occurrence of any other event (including, without limitation, the termination of any trust or estate). If any Selling Shareholder shall die or become incapacitated, dissolved, liquidated or terminated or if any other such event shall occur before the delivery of the Shares hereunder and completion of the transactions contemplated hereby, certificates for the Shares of such Selling Shareholder shall be delivered to the Underwriters by the Custodian or the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement, and such actions shall be valid as if such death, incapacity, dissolution, liquidation, termination or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact or any Manager shall have received notice of such death, incapacity, dissolution, liquidation, termination or other event.

     3. Terms of Public Offering. The Selling Shareholders have been advised by you that the Managers propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the International Prospectus.

     4. Delivery of the Shares and Payment Therefor. Delivery to the Managers of and payment for the Shares shall be made at the office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, NY 10019, at 10:00 A.M., New York City time, on [____________], 1996 (the "Closing Date"). The place of closing for the Shares and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

          Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M.,

New York City time, on the business day next preceding the Closing Date. The certificates and stockpowers evidencing the Shares to be purchased hereunder shall be delivered to you on the Closing Date, against payment of the purchase price therefor in immediately available funds.

     5. Agreements of the Company. The Company agrees with the several Managers as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration

Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you, without charge, four signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

          (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel for the Managers (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any Manager or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Lead Managers for the Managers, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the International Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the Shares are offered by the several Managers and by dealers, prior to the date of the International Prospectus, of each International Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the Managers an International Prospectus is required by the Act or the Rules and Regulations to be delivered in connection with sales by any Manager or dealer, the Company will expeditiously deliver to each Manager and each dealer, without charge, as many copies of the International Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the International Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and the Rules and Regulations and with the securities laws of the jurisdictions in which the Shares are offered by the several Managers and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the International Prospectus is required by the Act or the Rules and Regulations to be delivered in connection with sales by any Manager or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel for the Managers is required to be set forth in the International Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the International Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to the Managers and dealers a reasonable number of copies thereof. In the event that the Company and you, as Lead Managers for the several Managers, agree that the International Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(g) The Company will cooperate with you and with counsel for the Managers in connection with the registration or qualification of the Shares for offering and sale by the several Managers and by dealers under the securities laws of such jurisdictions as you may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or subject it to general taxation, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its securityholders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section ll(a) of the Act.

          (i) During the period of three years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission or the Nasdaq National Market, and (ii) from time to time such other information concerning the Company as you may reasonably request; provided that the Company shall not be required
                               --------
to provide to you any such information that is not available to the public.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the Managers because of any failure or refusal on the part of the Company or any of the Selling Shareholders to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Lead Managers for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Managers) incurred by you in connection herewith.

          (k) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (l) For a period of 180 days after the date hereof (the "Lock-up Period"), neither the Company nor LaSalle Re will, without the prior written consent of Smith Barney Inc., sell, offer to sell, solicit an offer to buy, contract to sell, grant any option or right to purchase or acquire, or otherwise transfer or dispose of, any common shares of the Company or LaSalle Re or any of their respective subsidiaries (or any securities convertible into or exercisable or exchangeable for such common shares), except that the Company may issue Common Shares pursuant to stock purchase plans and grant options pursuant to stock option plans.

          (m) The Company has furnished or will furnish to you "lock-up" letters, signed by each of the officers and directors set forth under the heading "Management" in the Prospectuses and each of the Selling Shareholders, stating that, for the Lock-up Period, such officer, director or Selling Shareholder will not, without the prior written consent of Smith Barney Inc., sell, offer to sell, solicit an offer to buy, contract to sell, grant any option or right to purchase or acquire, or otherwise transfer or dispose of, any common shares of the Company or any of its subsidiaries (or any securities convertible into or exercisable or exchangeable for such common shares), except that such officer, director, or Selling Shareholder may (i) sell shares subject to the over-allotment option pursuant to the U.S. Underwriting Agreement; (ii) sell shares repurchased by the Company pursuant to the Company's capital management strategy (as contemplated in the Prospectuses); and (iii) transfer shares as bona fide gifts and pledge shares so long as the donees or the pledgees, as the case may be, agree in writing with the Managers to be bound by the terms of such lock-up letter; each such lock-up letter shall also state that prior to the expiration of the Lock-Up Period, such officer, director or Selling Shareholder will not announce or disclose any intention to do anything after the expiration of such period which such officer, director or Selling Shareholder is prohibited, as provided in this Section 5(m), from doing during such period.

          (n) Except as stated in this Agreement and in the U.S. Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement.

          (o) The Company will use its best efforts to have the Common Shares listed on the Nasdaq National Market concurrently with the effectiveness of the registration statement and to maintain such listing and the registration of the Shares under the Exchange Act.

          (p) The Company hereby validly and irrevocably submits to the jurisdiction of any federal or state court sitting in The City of New York and irrevocably waive, to the fullest extent permitted by law, any objection that either of them may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court based on or arising under this Agreement and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (q) The Company will use all reasonable commercial efforts to satisfy on or before the Closing Date all conditions contained in Section 10 hereof to the Managers' obligations to purchase the Shares.

     6. Agreements of the Selling Shareholders. Each of the Selling Shareholders agrees with the several Managers as follows:

          (a) Such Selling Shareholder will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

          (b) Such Selling Shareholder will pay all Federal and other taxes, if any, on the transfer or sale of such Shares that are sold by the Selling Shareholder to the Managers.

          (c) Such Selling Shareholder will do or perform all things required to be done or performed by the Selling Shareholder prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

          (d) Such Selling Shareholder has executed or will execute a "lock-up" letter as provided in Section 5(m) above and will not, without the prior written consent of Smith Barney Inc., sell, offer to sell, solicit an offer to buy, contract to sell, grant any option or right to purchase or acquire, or otherwise transfer or dispose of, any common shares of the Company or any of its subsidiaries (or any securities convertible into or exercisable or exchangeable for such common shares), except for sales to the Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, and except that such Selling Shareholder may sell shares repurchased by the Company pursuant to the Company's capital management strategy as contemplated in the Prospectuses and may transfer shares as bona fide gifts and pledge shares so long as donees or the pledgees, as the case may be, agree in writing with the Managers to be bound by the terms of such "lock-up" letter.

          (e) Except as stated in this Agreement and the U.S. Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, such Selling Shareholder has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement.

          (f) Such Selling Shareholder will advise you promptly upon becoming aware, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in the Company's or LaSalle Re's condition, financial or otherwise, earnings, business, prospects, properties or results of operations, or of the happening of any event that makes any statement made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law.

     7. Representations and Warranties of the Company. The Company represents and warrants to each Manager that:

          (a) Each International Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from such International Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter or by a Manager through the Lead Managers expressly for use therein.

          (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and the Rules and Regulations and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses (or any amendment or Suppleement thereto) made in reliance upon and in conformity with information relating to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter or by a Manager through the Lead Managers expressly for use therein.

          (c) No order preventing or suspending the use of any Prepricing Prospectus has been issued by the Commission and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission.

          (d) The consolidated financial statements of the Company (together with related notes) included in the Registration Statement and Prospectuses comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the financial position of the Company as at the dates indicated and the results of its operations for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. All statutory financial statements of the Company and its subsidiaries where required or permitted to be prepared in accordance with the insurance laws of each of the jurisdictions in which it conducts its business and the rules and regulations promulgated thereunder, from which certain ratios and other statistical data contained in the Registration Statement and the Prospectuses have been derived, and for each relevant period have been prepared in conformity in all material respects with the requirements of such insurance laws and such rules and regulations and present fairly the information purported to be shown.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, (iii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries considered as a whole, and there has not been any change in the capital stock of the Company or any payment of or declaration to pay any dividends or any other distributions with respect to the Company's capital stock, except as set forth in the Prospectuses, and (iv) there has not been any material change in the shareholders' equity, statutory surplus or reserves (including any such change in the loss and loss expense reserves) of the Company or any of its subsidiaries.

          (f) The Company has been duly incorporated and organized and is validly existing as a corporation and as an exempted company in good standing under the laws of Bermuda with all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectuses; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries considered as a whole.

          (g) Each of the subsidiaries of the Company has been duly incorporated and organized and is validly existing as a corporation and in the case of LaSalle Re as an exempted company in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectuses; and each is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries considered as a whole; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable, and (except as otherwise described in the Registration
Statement and the Prospectuses) as of the Closing Date all such capital stock will be owned by the Company, directly or through one or more of its subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, security interest adverse claim or equity.

          (h) Neither the Company nor any of its subsidiaries is in violation of its or any of their charters or bye-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which it or any of them or their properties may be bound; no consent, approval, authorization, order, registration, filing, qualification or other action of or with any court, regulatory body, arbitrator, administrative body or other governmental authority or agency (including, without limitation, any insurance regulatory agency or body) is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required and have been obtained from the Bermuda Monetary Authority and under the Act, the Exchange Act, the Rules and Regulations or as may be required under state securities laws (including state insurance securities laws) in connection with the distribution of the Shares by the Managers; and the issue and sale of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action conflict with or result in a breach or violation of the terms and provisions of or constitute a default under (i) the memorandum of association or bye-laws or other organizational documents of the Company or any of its subsidiaries or (ii) any statute, rule, regulation or administrative or court decree or order of any governmental agency or body (including, without limitation, any insurance regulatory agency or body) or any court or arbitrator, which is applicable to the Company or any of its subsidiaries or any of their respective properties.

          (i) The Company and each of its subsidiaries possess all necessary consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, "Permits") which are necessary to conduct the business now operated by them; each of the Company and its subsidiaries has fulfilled and performed all obligations necessary to maintain such Permits; all of such Permits are in full force and effect; there is no pending, or to the knowledge of the Company or any of its subsidiaries, contemplated or threatened action, suit, proceeding, investigation or event against or involving the Company or any of its subsidiaries (and neither the Company nor any of its subsidiaries know of any reasonable basis for any such action, suit, proceeding, investigation or event) that could lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, earnings, business, prospects or results of operations of the Company and its subsidiaries considered as a whole; neither the Company nor any of its subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any additional Permit from such authority, commission or body is needed to be obtained by either the Company or any of its subsidiaries; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of any dividends by the Company or any of its subsidiaries or the continuation of the business of the Company or any subsidiary of the Company as currently conducted.

          (j) Except as set forth in the Prospectuses, as amended or supplemented, there is no (i) action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of its subsidiaries, contemplated or threatened against the Company or any of its subsidiaries, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or body, domestic or foreign, or (iii) injunction, restraining order or order of any nature by a court of competent jurisdiction that has been issued, any of the foregoing of which (a) might individually or in the aggregate result in any material adverse change in the condition, financial or otherwise, earnings, business, prospects or results of operations of the Company and its subsidiaries considered as a whole, (b) might materially and adversely affect the properties or assets thereof, (c) might interfere with or adversely affect the offering of the Shares in the manner contemplated by the Prospectuses, (d) is required to be disclosed in the Registration Statement or the Prospectuses and is not disclosed or (e) in any manner seek to challenge the validity of this Agreement or the Shares; and there are no material contracts or other documents which are required to be described in the Registration Statement or the Prospectuses or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or have not been so filed as required.

          (k) Each of the Company and its subsidiaries has good and marketable title to all personal property and assets owned by it, in each case free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Prospectuses or (ii) such as do not materially and adversely affect the value of such property to the Company or such subsidiary, and do not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary; neither the Company nor any of its subsidiaries owns any real property; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made by the Company or any of its subsidiaries, and no default (other than any default by the lessor) related thereto has occurred or is continuing.

                                     -17

          (l) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (m) The Company and LaSalle Re have an authorized capitalization as set forth in the Prospectuses, and on the Closing Date, all of the outstanding shares of capital stock of the Company and LaSalle Re (including the Shares) will have been duly authorized and validly issued and will be fully paid and non-assessable; such shares conform to the description thereof contained in the Prospectuses; the Shares are not subject to pre-emptive or other similar rights; the form of certificates for the Shares conforms to the requirements of the laws of Bermuda and the Nasdaq National Market; and the Shares have been approved for quotation on the Nasdaq National Market.

          (n) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or its subsidiaries, contemplated or threatened against the Company or any of its subsidiaries, or any injunction, restraining order or order of any nature by a court of competent jurisdiction, arising out of or in connection with the consummation of the transactions contemplated by this Agreement.

          (o) On the Closing Date, except as set forth in the Prospectuses, the Company will be the exclusive owner of all rights, title and interests in LaSalle Re that were previously held by shareholders of LaSalle Re that exchange their shares for Common Shares to be sold pursuant to the Prospectuses.

          (p) Consummation of the transactions contemplated by this Agreement, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth herein, will not constitute unlawful financial assistance by the Company or LaSalle Re under Bermuda law.

          (q) Except as described in the Prospectuses, there are no (i) contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or such subsidiary to file a registration statement under the Act with respect to any securities of the Company or such subsidiary owned or to be owned by such person or to require the Company to include such securities under the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company or such subsidiary under the Act or (ii) outstanding options, warrants or other rights with respect to the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any subsidiary or any security convertible or exchangeable into or exercisable for such shares.

          (r) Each of the Company and its subsidiaries has filed all reports, information statements and other documents as required to be filed pursuant to applicable insurance statutes, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the "Applicable Insurance Laws"), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Applicable Insurance Laws, except where the failure to file such statement or reports would not have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects or results of operations of the Company and its subsidiaries considered as a whole; and each of the Company and its subsidiaries maintains its books and records in accordance with the Applicable Insurance Laws, except where the failure to so maintain its books and records would not have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries considered as a whole.

          (s) LaSalle Re is duly registered as an insurer and is subject to regulation and supervision in Bermuda. Each of the Company and its subsidiaries is duly licensed or admitted as an insurer or an insurance holding company, as applicable, in each jurisdiction where it is required to be so licensed or admitted to conduct its business as described in the Prospectuses.

          (t) The Company and each of its subsidiaries are in compliance with the applicable requirements of the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder (collectively, the "Bermuda Insurance Act"); neither the Company nor any of its subsidiaries is subject to the insurance laws of any other jurisdiction, provided that LaSalle Re Corporate
                                              --------
Capital Ltd., a Bermuda corporation and a subsidiary of the Company

("LaSalle Re Capital"), must be admitted by Lloyd's of London ("Lloyd's") to corporate membership in order to carry on insurance business as a member of Lloyd's syndicates.

          (u) All liability, property and casualty, workers compensation, directors and officers liability, surety bonds and other similar insurance contracts that insure the business, properties, operations or affairs of the Company and each of its subsidiaries or affect or relate to the ownership, use or operations of the Company's or any of its subsidiaries' assets or properties are in full force and effect and, to the knowledge of the Company and each of its subsidiaries, are with financially sound and reputable insurers and in accordance with normal industry practice and, to the knowledge of the Company and each of its subsidiaries, in light of the respective businesses, properties, operations and affairs of the Company and each of its subsidiaries, are in amounts and provide coverage that is reasonable and customary for persons in similar businesses or for similar property.

          (v) All reinsurance treaties, retrocessional agreements, contracts and agreements to which the Company or any of its subsidiaries is a party are in full force and effect and neither the Company nor any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where any such violation or default would not have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries taken as a whole; neither the Company nor any of its subsidiaries has received any notice from any of the other parties to such treaties, contract or agreements that such other party intends not to perform in any material respect such treaty, contract or agreement, and the Company and its subsidiaries have no reason to believe that any of the other parties to such treaties, contracts or agreements will be unable to perform such treaty, contract, agreement or arrangement.

          (w) To the knowledge of the Company and each of its subsidiaries, no change in any insurance law or regulation is pending which could have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, earnings, business, prospects or results of operations of the Company or any of its subsidiaries.

          (x) The Company and LaSalle Re have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Prospectuses under the caption "Certain Tax Considerations--Taxation of the Company and its Subsidiaries-- Bermuda".

          (y) Other than as permitted by the Act or the Rules and Regulations, the Company and its subsidiaries have not distributed and will not distribute, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, any prospectus or other offering material in connection with the offering and sale of the Shares.

          (z) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or to the knowledge of the Company and each of its subsidiaries, is threatened.

          (aa) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (bb) Other than as set forth in this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage commission, finder's fee or other like payment as a result of any of the transactions contemplated by this Agreement.

          (cc) The Company and each of its subsidiaries is in compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act
                                                                    ------
Relating to Disclosure of Doing Business with Cuba.
--------------------------------------------------

          (dd) Any certificate signed by an officer of the Company or any of its subsidiaries in their capacities as such and delivered, pursuant to this Agreement or in connection with the payment of the purchase price and delivery of the certificates for the Shares, to the Managers or counsel for the Managers shall be deemed a representation and warranty by the Company to the Managers as to the matters covered thereby.

          (ee) To the knowledge of the Company and each of its subsidiaries, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, or any law relating to discrimination in the hiring, promotion or pay of employees or any applicable wages and hours laws.

          (ff) KPMG Peat Marwick, who certified the financial statements and supporting schedules included in the Registration Statement, is the independent public accountant with respect to the Company as required by the Act and the Rules and Regulations.

          (gg) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in all material respects in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and with statutory accounting principles, as the case may be, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (hh) Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed, and any material taxes, including any withholding taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities, have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest.

          (ii) The Company and each of its subsidiaries owns or has valid and adequate rights to use all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights owned by it or necessary for the conduct of its respective business, free and clear of all liens, claims, security interests, encumbrances and restrictions that may materially interfere with the conduct of its business, and neither the Company nor any of its subsidiaries is aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing.

          (jj) As of the Closing Date, LaSalle Re, LaSalle Re (Services) Limited ("LaSalle Services") and LaSalle Re Capital will be the only "subsidiaries" of the Company within the meaning of Rule 405 under the Act.

          (kk) There are no currency exchange control laws or withholding taxes imposed in Bermuda or the United Kingdom that are applicable to the payment of dividends (i) on the Shares by the Company or (ii) by any subsidiary of the Company, except in the United Kingdom to the extent that dividends payable are subject to the payment at the same time of Advance Corporation Tax under the laws of the United Kingdom.

          (ll) Neither the Managers nor any subsequent purchasers of the Shares is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

          (mm) The Company and each of its subsidiaries have validly appointed CT Corporation Systems as its authorized agent to receive service of process in any suit, action or proceeding as contemplated in Section 5(p) above.

          (nn) Each document filed or to be filed by the Company pursuant to the Exchange Act so long as, in the written opinion of counsel for the Managers (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any Manager or dealer, complied or will comply when so filed in all material respects with the Exchange Act and the Rules and Regulations.

     8. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Manager that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

          (b) Such Selling Shareholder now has, and on the Closing Date will have, the legal right and power, and all necessary consents, approvals and authorizations, to enter into this Agreement, the Custody Agreement and the Power of Attorney and on the Closing Date, such Selling Shareholder will have the legal right and power, and all necessary consents, approvals and authorizations, to sell, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided in this Agreement, such Selling Shareholder has complied with all of the provisions under the Company's Memorandum of Association and Bye-Laws in order to sell, transfer and deliver the Shares to the Managers in the manner provided in this Agreement, and no such action will conflict with or result in a breach or violation of the terms and provisions of or constitute a default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which such Selling Shareholder is a party or by which it may be bound, nor will any such action conflict with or result in a breach or violation of the terms and provisions of or constitute a default under (i) the charter or by-laws or other organizational documents of such Selling Shareholder or (ii) any statute, rule, regulation or administrative or court decree or order of any governmental agency or body or any court or arbitrator, which is applicable to such Selling Shareholder; and no consent, approval, authorization, order, filing, registration, qualification or other action of or with any court, regulatory body, arbitrator, administrative body or other governmental authority or agency is required for the execution and delivery of this Agreement, the Custody Agreement or the Power of Attorney, the sale, transfer and delivery of the Shares or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney, except such as may be required and have been obtained under the Act, the Exchange Act or the Rules and Regulations or as may be required under state securities (including state insurance securities laws) in connection with the purchase and distribution of the Shares by the Managers.

          (c) On the Closing Date, such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder, free and clear of any security interests, adverse claims, liens, equities, preferential arrangements and other encumbrances.

          (d) Prior to the Closing Date, certificates in negotiable form for the Shares to be sold by such Selling Shareholder will have been placed in custody, for delivery pursuant to the terms of this Agreement, under the Custody Agreement, in the form heretofore furnished to you, which Custody Agreement, prior to the Closing Date, shall have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder; the Power of Attorney in the form heretofore furnished to you has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder; and the Custody
Agreement and such Power of Attorney are valid and binding obligations of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with their respective terms.

          (e) Delivery of the certificates and executed Share transfers for the Shares to be sold by such Selling Shareholder pursuant to this Agreement and the register in the Register of Members of the entities designated by the Managers will pass good and valid title to such Shares to such entities free and clear of any security interests, adverse claims, liens, equities, preferential arrangements and other encumbrances.

          (f) All information furnished in writing by or on behalf of such Selling Shareholder for use in the Registration Statement and Prospectuses is, and on the Closing Date will be, true, correct and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

          (g) Unless otherwise noted on Schedule I, such Selling Shareholder is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act. If, as specified on Schedule I, such Selling Shareholder falls within either of the categories set forth in the preceding sentence, such Selling Shareholder is in compliance in all material respects with the provisions of the Investment Company Act.

          (h) Other than as permitted by the Act or the Rules and Regulations, such Selling Shareholder has not distributed and will not distribute, prior to completion of the distribution of the

Shares, any prospectus or other offering material in connection with the offering and sale of the Shares.

          (i) Other than as set forth in this Agreement, there is no broker, finder or other party that is entitled to receive from such Selling Shareholder any brokerage commission, finder's fee or other like payment as a result of any of the transactions contemplated by this Agreement.

          (j) Any certificate signed by or on behalf of such Selling Shareholder (or any of the Attorneys-in-Fact) and delivered, pursuant to this Agreement, or in connection with the payment of the purchase price and delivery of the certificates for the Shares, to the Managers or counsel for the Managers shall be deemed a representation and warranty by such Selling Shareholder to the Managers as to the matters covered thereby.

          (k) Each of the Selling Shareholders that is a non-U.S. person (as contemplated by the Power of Attorney) has validly submitted to the jurisdiction of any federal or state court sitting in The City of New York, has validly and irrevocably waived, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court based on or arising under this Agreement and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and has validly and irrevocably appointed CT Corporation System as its authorized agent to receive service of process in any such suit, action or proceeding.

          (l) Except as set forth in Schedule B to each Power of Attorney, the undersigned is neither a member of the National Association of Securities Dealers, Inc. (the "NASD") nor "affiliated" with nor a "person associated with" such a member as contemplated by the rules of the NASD.

          (m) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of such Selling Shareholder, contemplated or threatened against such Selling Shareholder, or any injunction, restraining order or order of any nature by a court of competent jurisdiction, arising out of or in connection with the consummation of the transactions contemplated by this Agreement.

     9.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless you and each other Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal fees and expenses and reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any International Prepricing Prospectus or in the Registration Statement or the International Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Manager or any U.S. Underwriter furnished in writing to the Company by or on behalf of any Manager through a Lead Manager or by any U.S. Underwriter expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any International Prepricing Prospectus or the International Prospectus shall not inure to the benefit of any Manager (or to the benefit of any person controlling such Manager) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Manager to any person if a copy of the International Prospectus (as then amended or supplemented) shall not have been delivered or sent to such person within the time required by the Act and the Rules and Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such International Prepricing Prospectus or the International Prospectus was corrected in the International Prepricing Prospectus or the International Prospectus (as then amended or supplemented), provided that the Company has delivered the International Prepricing Prospectus or the International Prospectus (as then amended or supplemented) to the several Managers in requisite quantity on a timely basis to permit such delivery or sending.

          (b) If any action, suit or proceeding shall be brought against any Manager or any person controlling any Manager in respect of which indemnity may be sought against the Company, such Manager or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; however, the omission to notify the indemnifying party shall relieve the indemnifying party from liability only to the extent prejudiced thereby. Such Manager or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Manager or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel within a reasonable period of time after being notified of such action, suit or proceeding, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Manager or such controlling person and the indemnifying parties and such Manager or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Manager or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Managers and controlling persons, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Manager, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors and officers of the Company who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Manager, but only with respect to information relating to such Manager furnished in writing by or on behalf of such Manager through you expressly for use in the Registration Statement, the International Prospectus or any International Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of the Company's directors, any such officer or any such controlling person based on the Registration Statement, the International Prospectus or any International Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Manager pursuant to this paragraph
(c), such Manager shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Manager shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Manager's expense), and the Company, the Company's directors, any such officer and any such controlling person shall have the rights and duties given to the Managers by paragraph (b) above.

          (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Selling Shareholders on the one hand and the Managers on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Managers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Managers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering
(before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Managers, in each case as set forth in the table on the cover page of the International Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or by the Managers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company, the Selling Shareholders and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Manager shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Shares set forth opposite their names in Schedule II hereto (or such numbers of Shares increased as set forth in Section 12 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Manager or any person controlling any Manager, the Company, the Company's directors or officers or the Selling Shareholders, any director, officer or partner of a Selling Shareholder or any person controlling the Company or any Selling Shareholder, (ii) acceptance of any Shares and payment therefor hereunder, and
(iii) any termination of this Agreement. A successor to any Manager or any person controlling any Manager, or to the Company, the Company's directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

     10. Conditions of Managers' Obligations. The several obligations of the Managers to purchase the Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M. New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Manager, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your reasonable satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries taken as a whole, not contemplated by the Prospectuses, which in your opinion, as Lead Managers of the several Managers, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Shareholder which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the Managers and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Lead Managers for the several Managers, materially adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date an opinion of Mayer, Brown & Platt, counsel for the Company and LaSalle Re, dated the Closing Date and addressed to you, as Lead Managers for the several Managers, to the effect that:

               (i) This Agreement is a valid and binding agreement of the Company.

          (ii) On the Closing Date, all of the outstanding shares of capital stock of the Company and LaSalle Re (including the Shares) conformed in all material respects to the description thereof contained in the Prospectuses; to the knowledge of such counsel, the Shares are not subject to any contractual pre-emptive or other similar rights; the form of certificates for the Shares conforms to the requirements of the Nasdaq National Market; and the Shares have been approved for quotation on the Nasdaq National Market.

          (iii) To the knowledge of such counsel there is no legal or governmental action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, contemplated or threatened against the Company or any of its subsidiaries or any injunction, restraining order or order of any nature by a court of competent jurisdiction, arising out of or in connection with the consummation of the transactions contemplated by this Agreement.

          (iv) The Registration Statement and each post-effective amendment, if any, is effective under the Act and the Rules and Regulations and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of any Prepricing Prospectus has been issued under the Act or the Rules and Regulations or proceedings therefor initiated or threatened or are pending or contemplated by the Commission, and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with such rule.

          (v) Statements set forth in the Prospectuses under the headings "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Management", "Certain Transactions", "Description of Capital Stock" and in the Registration Statement under Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings or refer to statements of regulation, law or legal conclusions referred to therein fairly present the information called for with respect to such legal matters, documents or proceedings and statements, and are accurate in all material respects.

          (vi) No consent, approval, authorization, order, filing, registration, qualification or other action of or with any court, regulatory body, arbitrator, administrative body or other governmental authority or agency is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except such as may be required and have been obtained under the Act, the Exchange Act and the Rules and Regulations, or as may be required under state securities laws (including state insurance securities laws) in connection with the distribution of the Shares by the Underwriters and other than the Form SR required to be filed under the Act and the Rules and Regulations; and the issue and sale of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and which is listed on Exhibit A to such opinion, nor will any such action conflict with or result in a breach or violation of the terms and provisions of or constitute a default under any material statute, rule, regulation or administrative or court decree or order of any governmental agency or body or any court or arbitrator, which is applicable to the Company or any of its subsidiaries or any of their respective properties.

          (vii) The Company and each of its subsidiaries have validly appointed CT Corporation Systems as its authorized agent to receive service of process in any suit, action or proceeding as contemplated in Section 5(p) above.

          (viii) To the knowledge of such counsel no (i) legal or governmental action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, contemplated or threatened against the Company or any of its subsidiaries; (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or body, domestic or foreign, or (iii) injunction, restraining order or order of any nature by a court of competent jurisdiction that has been issued, any of the foregoing of which (a) is required to be disclosed in the Registration Statement or the Prospectuses and is not so disclosed; or (b) in any manner seek to challenge the validity of this Agreement or the Shares; and, after due inquiry, such counsel is not aware of any material contract or other document that is required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that is not so described or filed as required.

          (ix) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

          (x) Such counsel (1) is of the opinion that the Registration Statement, as of the date it became effective, any amendment to the Registration Statement, as of its effective date, and the Prospectuses, as of their date (other than the financial statements and schedules included therein, as to which no opinion need be expressed) complies as to form in all material respects with the requirements of the Act and the Rules and Regulations, and (2) shall also state that nothing has come to their attention that leads them to believe that (other than the financial statements and schedules included therein, as to which no belief need be expressed) the Registration Statement, as of the date it became effective, or any amendment to the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that the Prospectuses, as of their dates, as of the date of any amendments or supplements thereto, and as amended or supplemented at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xi) The discussion of tax matters set forth under the heading "Certain Tax Considerations" in the Prospectuses accurately reflects such counsel's opinion as to such tax laws (subject to the qualifications and assumptions set forth in such discussion).

          Such opinion shall also state that such counsel has participated in the preparation of the Registration Statement and the Prospectuses and has participated in conferences with officers and other representatives of the Company and its subsidiaries, at which the contents of the Registration Statement and Prospectuses were discussed. With respect to subparagraph (x) of paragraph (c) above, such counsel may state they are not passing upon the adequacy or accuracy of the financial or statistical data contained in the Registration Statement or Prospectuses. Regarding matters relating to Bermuda law, such counsel shall be entitled to rely on the opinion of Conyers, Dill & Pearman, Bermuda counsel to the Company.

          (d) You shall have received a favorable opinion of Conyers, Dill & Pearman, Bermuda counsel for the Company, LaSalle Re and LaSalle Re Capital, dated the Closing Date, to the effect that:

          (i) Each of the Company, LaSalle Re and LaSalle Re Capital is incorporated and validly existing as an exempted company, and has been duly organized (meaning that the provisional directors meeting and the statutory members meeting required by the Companies Act 1981 have been held), under the laws of Bermuda and is in good standing under the laws of Bermuda (meaning that it has not failed to make any required filing with any Bermuda government authority or to pay any Bermuda government fee or tax, the failure of which would make such company liable to be struck off the register of companies and thereby cease to exist under the laws of Bermuda) with all requisite corporate power and authority and has all necessary permits of Bermuda government authorities (including regulatory authorities) which remain in full force and effect, to carry on its business and to own, lease and operate its properties as both are described in the Registration Statement and the Prospectuses.

          (ii) Based solely upon certified copies of the respective members registers, the minutes, resolutions, memoranda of association and Bye-laws of the Company, LaSalle Re and LaSalle Re Capital which we have examined and searches of the register of charges maintained by the Bermuda Registrar of
Companies: (a) all of the issued shares in the capital of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable (which term when used in such opinion shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares); and (b) each of LaSalle Re and

LaSalle Re Capital is a subsidiary of the Company. The Shares are not subject to any statutory pre-emptive rights (or similar statutory rights), and the form of share certificates relating thereto conforms with the requirements of Bermuda law.

          (iii) LaSalle Re is duly registered as an insurer under The Insurance Act 1978 and the regulations promulgated thereunder (together, the "Insurance Act") and as so registered, LaSalle Re may conduct the insurance business as described in the Prospectuses; and, based solely on Certificates of Compliance issued by the Bermuda Registrar of Companies and without independent enquiry, LaSalle Re has filed with the appropriate Bermuda governmental authority (including regulatory authority) all reports, documents or other information required to be filed under the Insurance Act.

          (iv) The Company has taken all corporate action required to authorize its due execution, delivery and performance of this Agreement. This Agreement has been duly authorised and executed by the Company and when delivered will constitute the valid and binding obligations thereof enforceable in accordance with its terms.

          (v) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not:

              (a) violate any provision of the Memorandum of Association or
                  Bye-laws of the Company or LaSalle Re;

              (b) contravene any provision of any of the laws, rules and regulations of Bermuda;

              (c) based solely upon a search of the Cause Book maintained in the registry of the Bermuda Supreme Court, and without further enquiry, contravene any judgment, order or decree by the Bermuda Supreme Court against the Company LaSalle Re; or

              (d) require any consent, approval, authorisation, qualification or order of, or filing or registration with, any Bermuda
                  Court or Bermuda governmental agency (including regulatory and administrative), except such as have been obtained or such as may relate to the effect of the indemnity provisions of this Agreement on LaSalle Re's statutory solvency margins.

          (vi) Based solely upon our search of the Cause Book maintained in the registry of the Bermuda Supreme Court and without further enquiry, there is no action, suit, proceeding, injunction, restraining order or other order now pending before any Bermuda Court against the Company, LaSalle Re or LaSalle Re Capital or any of their respective properties.

          (vii) Based solely upon a search of the register of charges maintained by the Bermuda Registrar of Companies, and without further enquiry, there are no registered liens, encumbrances, equities or claims in such register of charges in respect of those shares issued in the Company, LaSalle Re and LaSalle Re Capital other than: (a) a Mortgage of Shares dated as of 1 December 1995 between the Company and Chemical Bank; and (b) a Deed dated as of 1 December 1995 between the Company and Chemical Bank.

          (viii) All statements made in the Registration Statement and Prospectuses with respect to statutes, regulations, rules, treaties and other laws of Bermuda fairly and accurately present the information set forth therein and such counsel's opinion as to such matters.

          (ix) Based upon an assumption that there are reasonable grounds for believing that immediately before and after entering this Agreement the Company
(a) is able to pay its liabilities as they fall due and (b) has assets with a realisable value equal to or greater than the sum of its respective liabilities, issued share capital and share premium account, the consummation of the transactions contemplated by this Agreement (including but not limited to any actions taken pursuant to the indemnification and contribution provisions contained herein) will not constitute unlawful financial assistance by the Company under Bermuda law.

          (x) Each of the Company and LaSalle Re has received from the Bermuda Minister of Finance an assurance pursuant to the Exempted Undertakings Tax Protection Act 1966 to the effect set forth in the Prospectuses under the heading "Certain Tax Considerations - Taxation of the Company and its Subsidiaries - Bermuda."

          (xi) The Managers and subsequent purchasers of the Shares purchased pursuant to this Agreement are not subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of such Shares, and there are no currency exchange control laws or withholding taxes that are applicable to the payment of dividends by the Company, LaSalle Re or LaSalle Re Capital.

          (xii) There are no statutes or Bermuda government rules, regulations or orders which seek to challenge the validity of this Agreement or the Shares.

          (xiii) The discussion of tax matters relating to Bermuda set forth under the heading "Certain Tax Considerations" in the Prospectuses accurately reflects the opinion of such counsel as to such matters (subject to the qualifications and assumptions set forth in such discussion).

          (xiv) Upon delivery of the share certificates and share transfer forms duly executed in favour of the Managers' designees in respect of the Shares to be sold by the Selling Shareholders, and the entry in the Company's register of members of such designees, such designees will be the registered owners of legal title to such Shares.

          (e) You shall have received a favorable opinion of Clyde & Co., United Kingdom counsel for the Company and LaSalle Services, dated the Closing Date, to the effect that:

          (i) LaSalle Services has been duly incorporated and organized and is validly existing as a corporation under the laws of the United Kingdom, with all requisite power and authority (corporate and otherwise) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectuses; all of the issued and outstanding capital stock of LaSalle Services has been duly authorized and validly issued and is fully paid and non-assessable and, all of such capital stock (except as otherwise described in the Registration Statement of the Prospectuses) will be owned by the Company, directly or through one or more of its subsidiaries and, to the knowledge of such counsel, free and clear of any mortgage, pledge, lien, encumbrance, security interest, adverse claim or equity.

          (ii) There are no currency exchange control laws or withholding taxes that are applicable to the payment of dividends by LaSalle Services, except to the extent that dividends payable are subject to the payment at the same time of Advance Corporation Tax under the tax laws of the United Kingdom.

          (iii) The discussion set forth under the heading "Certain Tax Consideration--Taxation of the Company and its Subsidiaries--United Kingdom" in the Prospectuses is accurate (subject to the qualifications, limitations and assumptions set forth in such discussion).

          (iv) Neither the Company nor any of its subsidiaries is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, under, or to otherwise comply with, the insurance laws or regulations of any jurisdiction within the United Kingdom in order to conduct their respective businesses as described in the Prospectuses, provided that
                                                              --------
LaSalle Re Capital must be admitted by Lloyd's to corporate membership in order to carry on insurance business as a member of Lloyd's syndicates.

          (f) You shall have received a favorable opinion of counsel for each Selling Shareholder, dated the Closing Date, to the effect that:

          (i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of the terms and provisions of or constitute a default under the charter or by-laws or other organizational documents of such Selling Shareholder.

          (iii) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are valid and binding obligations of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (iv) Delivery of the certificates and executed Share transfers for the Shares to be sold by such Selling Shareholder pursuant to this Agreement and the register in the Register of Members of the entities designated by the Managers will pass good and valid title to such Shares to such entities free and clear of any security interests, adverse claims, liens, equities, preferential arrangements and other encumbrances.

          Such counsel shall be satisfactory to the Managers and of good standing. Regarding matters relating to Bermuda law, such counsel shall be entitled to rely on the opinion of Conyers, Dill & Pearman, Bermuda counsel to the Company. The opinion of such counsel described above shall be rendered to the Managers at the request of the Company and shall so state therein.

          (g) You shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Managers, dated the Closing Date, with respect to such matters as you may reasonably request. Regarding matters relating to Bermuda law, such counsel shall be entitled to rely on the opinion of Conyers Dill & Pearman, Bermuda counsel to the Company.

          (h) You shall have received from the Chief Executive Officer and the Chief Financial Officer of the Company a certificate, dated the Closing Date, in which such officers, to the best of their knowledge and after reasonable investigation, shall state that there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, (i) any material adverse change in the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, (ii) any material transaction entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, or (iii) any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business), except in the case of clauses (i), (ii) and (iii) as set forth in the Prospectuses; the representations and warranties of the Company contained in
Section 7 are true and correct with the same force and effect as though made on and as of the Closing Date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened or are contemplated by the Commission.

          (i) You shall have received from KPMG Peat Marwick, independent public accountants, two letters, the first dated the date of this Agreement and the other dated such Closing Date, addressed to the Managers (with conformed copies for each of the Managers), substantially in the forms heretofore approved by you.

          (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (k) All the representations and warranties of the Selling Shareholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and you shall have received a certificate satisfactory to you, dated the Closing Date and signed by or on behalf of the Selling Shareholders to the effect set forth in this Section 10(l) and in Section 10(m) hereof.

          (l) The Selling Shareholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements and satisfied all conditions contained in this Agreement or the U.S. Underwriting Agreement and required to be performed or complied with or satisfied by them at or prior to the Closing
Date.

          (m) The Selling Shareholders shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          (n) The Common Shares shall have been listed or approved for listing on the Nasdaq National Market.

          (o) The closing under the U.S. Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.


          Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Shareholder and delivered to you, as Lead Managers for the several Managers, or to counsel for the Managers, shall be deemed a representation and warranty by the Company, the Selling Shareholders or the particular Selling Shareholder, as the case may be, to each Manager as to the statements made therein.

     11. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance of the Company's and the Selling Shareholders' respective obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectuses, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the

Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the U.S. Underwriting Agreement, the Supplemental Agreement Among U.S. Underwriters, the Agreement Among Managers, the Agreement Between U.S. Underwriters and Managers, the International Selling Agreement, the Managers' Questionnaire, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Shares; (v) the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities laws of the several jurisdictions as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Managers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the fees and expenses of the Registrar and Transfer Agent for the Shares and its counsel; (viii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (ix) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; and (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

     12.  Effective Date of Agreement.  This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Lead Managers for the several Managers, by notifying the Company and the Selling Shareholders.

          If any one or more of the Managers shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Manager or Managers are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of

Shares which the Managers are obligated to purchase on the Closing Date, each non-defaulting Manager shall be obligated, severally, in the proportion which the number of Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Shares set forth opposite the names of all non-defaulting Managers or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Manager or Managers are obligated, but fail or refuse, to purchase. If any one or more of the Managers shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Managers are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Managers or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager or the Company or any Selling Shareholder. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectuses or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Manager from liability in respect of any such default of any such Manager under this Agreement. The term "Manager" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Manager is obligated, but fails or refuses, to purchase.

          Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Manager to the Company or any Selling Shareholder, by notice to the Company, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Bermuda shall have been declared by either federal or state (or comparable) authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the International Prospectus or to enforce contracts for the resale of the Shares by the Managers.

          Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     14. Information Furnished by the Managers. The statements set forth in the last paragraph on the cover page, the first three legends on the inside front cover page, and the sentences of the first two paragraphs of text under the caption "Underwriting" concerning the terms of the offering by the Managers and the tables thereunder and the third, eighth, ninth, tenth, eleventh, fourteenth and last paragraphs in such Underwriting section in any International Prepricing Prospectus and in the International Prospectus constitute the only information furnished by or on behalf of the Managers through you as such information is referred to in Sections 7 and 9 hereof.

     15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Selling Shareholders, at the office of the Company at 25 Church Street, P.O. Box HM 1502, Hamilton HM FX Bermuda, Attention: Victor H. Blake, Chairman; or (ii) if to you, as Lead Managers for the several Managers, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the several Managers, the Company, the Company's directors and officers, the other controlling persons referred to in Section 9 hereof and the Selling Shareholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this

Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Manager of any of the Shares in his status as such purchaser.

     16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Managers.


                              Very truly yours,


                              LASALLE RE HOLDINGS LIMITED


                              By   ______________________________
                                   President and Chief
                                   Executive Officer



                              Each of the Selling Shareholders
                                named in Schedule I hereto



                              By   ______________________________
                                   Attorney-in-Fact



                              By   ______________________________
                                   Attorney-in-Fact



                              By   ______________________________
                                   Attorney-in-Fact


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Managers named in Schedule II
hereto.

SMITH BARNEY INC.
LAZARD CAPITAL MARKETS
MORGAN STANLEY & CO. INTERNATIONAL LIMITED

     As Lead Managers for the Several Managers


By SMITH BARNEY INC.


By ______________________________
       Managing Director

                                  SCHEDULE I


                         LASALLE RE HOLDINGS LIMITED



                                                                Number
           Selling Shareholders                                of Shares
           --------------------                                ---------



                                                             ______________
                                         Total........       ______________

                                 SCHEDULE II


                         LASALLE RE HOLDINGS LIMITED


                                                        Number
         Underwriter                                   of Shares
         -----------                                   ---------

Smith Barney Inc.

Lazard Capital Markets

Morgan Stanley & Co.
  International Limited
                                                       ---------
                                           Total...... ---------